Exhibit (c)(6)

PROJECT COMMODORE SPECIAL COMMITTEE UPDATE MATERIALS April 12, 2018

Confidential information has been omitted and filed separately with the Securities and Exchange Commission. Omitted portions are indicated in this presentation with “[**Party C**].” Confidential treatment has been requested with respect to this omitted information.

TABLE OF CONTENTS Section I Overview 2 II Market Perspective 5 III Valuation 12 Appendix 24 1

OVERVIEW 2

I N T R O D U C T I O N On March 3rd, PJ SOLOMON presented its perspectives on Commodore to the Special Committee in the context of the current strategic, trading and transaction environment Presentation was made at the request of the Special Committee following the February 7th 13-D(a) filed by George Feldenkreis proposing a go-private transaction at $27.50 per share (“Feldenkreis Proposal”), with financing from Fortress Investment Group (“Fortress”) On March 9th, George Feldenkreis sent a follow-up letter reaffirming his proposal to acquire all shares of the company with the assistance of Fortress for $27.50 per share - - Additionally, he requested an extension of the deadline for the submission of shareholder nominations of directors for the 2018 Annual Meeting of Shareholders by thirty days On March 14th, an extension to April 12th of the deadline for the submission of shareholder nominations of directors was granted in conjunction with the execution of non-disclosure agreements (“NDA”s) to facilitate due diligence in connection with a potential transaction - On March 16th, George Feldenkreis, his financial advisor SCOPE Capital Partners (“Scope”), and Fortress met with Oscar Feldenkreis, Jorge Narino, Tricia Thompkins and Kevin Flint, along with PJ SOLOMON, to discuss Commodore performance, operations, risks and growth initiatives Subsequently, on March 19th, a comprehensive virtual data room was opened and made available - As part of its engagement, PJ SOLOMON was asked to contact a select group of potentially interested strategic and financial investors - Beginning on March 15th, PJ SOLOMON contacted a total of 18 parties including 9 Strategic and 9 Private Equity buyers, with 16 of the 18 declining to participate in the process One NDA was executed (Randa Accessories) and a Confidential Information Memorandum (“CIM”) was shared on March 24th with a stated bid deadline of April 5th for an initial indication of interest - On March 30th, Paul Weiss provided George Feldenkreis’ counsel, Olshan Frome Wolosky, with an initial draft Merger Agreement  - Concurrently, Commodore management was instructed to begin assembling the various disclosure schedules associated with such Merger Agreement On April 5th, Randa Accessories submitted an initial indication of interest to acquire Commodore for $27.75 per share in cash (“Randa Proposal”)  - Randa anticipates its due diligence investigation would take approximately two weeks to get to a letter of intent and it would not have a financing contingency in a final contract ($200mm cash and financing from JP Morgan) On April 9th, the deadline for the submission of shareholder nominations of directors for the 2018 Annual Meeting of Shareholders was extended to April 30th in conjunction with the extension of a standstill agreement with George Feldenkreis until April 26th, and George Feldenkreis publicly reaffirmed his proposal to acquire all the shares of the company with the assistance of Fortress for $27.50 per share On April 11th, Randa met with Oscar Feldenkreis, Jorge Narino, Tricia Thompkins and Kevin Flint, along with PJ SOLOMON, to discuss Commodore performance, operations, risks and growth initiatives On April 12th, Party C entered into an NDA with Commodore to potentially assist with facilitating a binding proposal from George Feldenkreis 3 (a) Letter to the Board of Directors dated February 6, 2018 and filed on February 7, 2018.

Confidential information has been omitted and filed separately with the Securities and Exchange Commission. Omitted portions are indicated in this presentation with “[**Party C**].” Confidential treatment has been requested with respect to this omitted information.

O F F E RS U M M A RY (Amounts in Millions, Except Per Share Data) Stock Price Shares Outstanding (a) Restricted Stock Units Option Equivalent Shares (a) Diluted Shares Outstanding Total Equity Value Plus: Net Debt (b) Total Enterprise Value Pre mium / (Discount) to: Undisturbed 90-Day VWAP (c) 60-Day VWAP (c) 30-Day VWAP (c) 52-Week High 5-Year High $22.62 24.13 24.75 25.14 27.24 28.80 Ente rprise Va lue a s a Multiple of: Net Sales - Street 2018A 2019E 2020E 2018A 2019E 2020E 2019E 2020E 2019E 2020E $874.9 859.8 886.9 $59.2 59.3 64.9 $873.3 892.3 $62.4 66.1 EBITDA - Street Net Sales - Mgmt EBITDA - Mgmt Price a s a Multiple of: Diluted EPS - Street 2019E 2020E 2019E 2020E $1.87 2.13 $2.00 2.26 Diluted EPS - Mgmt Source: ‘FY2019 Adjusted Income Statement’ and ‘FY2020 and FY2021 (projection)’ received from management on March 15, 2018. Source: Median of Wall Street analysts' estimates as reported by ThomsonOne on April 6, 2018. Note: Undisturbed share count of 15.7mm as of November 24, 2017. Undisturbed net debt based on cash of $26.5mm and total debt of $90.6mm as of October 28, 2017. (a) (b) (c) Includes 15.7mm total shares outstanding and 0.03 - 0.05mm option equivalent shares utilizing treasury stock method as of February 3, 2018. Based on cash of $35.2mm and total debt of $93.7mm as of February 3, 2018. VWAP prior to February 5, 2018. 4 Undisturbed 2/5/2018 Close on 4/6/18 Feldenkreis Proposal Randa Proposal $22.62 $27.09 $27.50 $27.75 15.7 0.0 0.0 15.7 64.1 --% (6.3) (8.6) (10.0) (17.0) (21.5) 48.0% 48.9 47.4 7.1 x 7.1 6.5 48.1% 47.1 6.7 x 6.4 12.1 x 10.6 11.3 x 10.0 15.7 0.0 0.1 15.8 58.5 19.8% 12.3 9.5 7.8 (0.6) (5.9) 55.5% 56.4 54.7 8.2 x 8.2 7.5 55.6% 54.4 7.8 x 7.3 14.5 x 12.7 13.5 x 12.0 15.7 0.0 0.1 15.8 58.5 21.6% 14.0 11.1 9.4 1.0 (4.5) 56.2% 57.2 55.5 8.3 x 8.3 7.6 56.3% 55.1 7.9 x 7.4 14.7 x 12.9 13.8 x 12.2 15.7 0.0 0.1 15.8 58.5 22.7% 15.0 12.1 10.4 1.9 (3.6) 56.7% 57.7 55.9 8.4 x 8.4 7.6 56.8% 55.6 7.9 x 7.5 14.8 x 13.0 13.9 x 12.3 $495.8 $491.9 $485.3 $420.1 $437.4 $433.4 $426.9 $356.0

MARKET PERSPECTIVE 5

COMMODORE SUMMARY VALUATION AND CAPITALIZATION

PJ SOLOMON

(Amounts in Millions, Except Per Share Data)

Stock Information		
Stock Exchange		NasdaqGS
Stock Price as of 4/6/18		$27.09
52-Week Stock Price		
High	4/5/18	$27.24
Low	8/22/17	16.54
5-Year Stock Price		
High	12/9/16	$28.80
Low	2/25/14	12.93
Average Daily Volume (3 Mo.)		0.1
Shares Sold Short		0.4
Short Int. as % of Shares Out.		2.5%

Market Capitalization and Firm Value	
Stock Price as of 4/6/18	$27.09
Shares Outstanding (a)	15.7
Restricted Stock Units	0.0
Option Equivalent Shares (b)	0.1
Equity Value	$426.9
Plus: Total Debt	93.7
Plus: Minority Interest	--
Less: Cash & Cash Equivalents	(35.2)
Enterprise Value	$485.3

Beneficial Ownership by Category (c)	Beneficial Ownership	Percent of Total
George Feldenkreis	1,767.1	11.0%
Oscar Feldenkreis	1,175.8	7.3%
Other Insiders	608.7	3.8%
Top 10 Institutions	6,212.9	38.7%
Public and Other	6,279.4	39.1%
Total	16,044.0	100.0%

Financial Performance

March 2018 Management Projections (d)	2018A	2019E	2020E
Net Sales	$874.9	$873.3	$892.3
EBITDA	59.2	62.4	66.1
EPS	$2.13	$2.00	$2.26
Enterprise Value as a Multiple of:	2018A	2019E	2020E
Net Sales	0.6 x	0.6 x	0.5 x
EBITDA	8.2 x	7.8 x	7.3 x
P/E Ratios	12.7 x	13.5 x	12.0 x

Wall Street Research (e)	2019E	2020E
Net Sales	$859.8	$886.9
EBITDA	59.3	64.9
EPS	$1.87	$2.13
5-Year EPS Growth		11.7%
Enterprise Value as a Multiple of:	2019E	2020E
Net Sales	0.6 x	0.5 x
EBITDA	8.2 x	7.5 x
P/E Ratios:	14.5 x	12.7 x

Company Data

Reporting	
Fiscal Year End	Feb 3, 2018

Credit Statistics	As of Feb-18
Adjusted Debt / EBITDAR (f)	2.7 x
Total Debt / EBITDA	1.4 x
Net Debt / EBITDA	0.9 x
EBITDA / Interest, Net	9.1 x
Total Debt / Total Capitalization	19.9%
Net Debt / Total Capitalization	12.4%

(a) Shares outstanding as of February 3, 2018.
(b) Assumes the treasury stock method with 0.2 million in-the-money options outstanding as of January 28, 2017 at a weighted average exercise price of $19.81 per share representing 0.05mm option equivalent shares.
(c) Includes restricted shares, exercisable options and RSUs held by current and former directors and executive officers. Source: Company DEF 14A filed May 8, 2017, 13-D filed on April 9, 2018 and 13-G filed on February 14, 2018.
(d) Source: 'FY2019 Adjusted Income Statement' and 'FY2020 and FY2021 (projection)' received from management on March 15, 2018.
(e) Source: Median of Wall Street analysts' estimates as reported by ThomsonOne on April 6, 2018.
(f) Assumes 6.0x rent methodology.

6

S T O C K Y E A R S P R I C E P E R F O R M A N C E – L A S T 3 - & LT M 30.00 Median 4/6/18: $27.09 6-Mo: $25.12 25.00 1-Yr: $22.55 3-Yr: $21.83 20.00 15.00 Apr-15 Apr-16 Apr-17 Apr-18 40% 30% 32.0% 20% 10.5% 10% 0% -10% -20% -30% Apr-17 Jul-17 Oct-17 Jan-18 Apr-18 7 Source: Capital IQ as of April 6, 2018. Closing Stock Price Percent Performance CommodoreS&P 500 2/7/18: George Feldenkreis and Fortress Investment Group proposed deal announcement for Commodore at $27.50 a share 8/24/17: Commodore beats Q2 2017 revenue and EPS expectations by 0.8% and 45.5%, respectively Indexed Stock Price Performance – LTM Stock Price Performance 3-Yr1-Yr6-Mo High Low $28.80$27.24$27.24 16.0916.5421.80 Stock Price Performance – Last 3 Years

RELATIVE SHARE PRICE PERFORMANCE

PJ SOLOMON

5 Years


150%
100%
50%
0%
(50%)
(100%)
52.5%
103.7%
61.2%
45.4%
38.5%
14.5%
(33.8%)
Median(a): 42.0%
Commodore
GIII
G-III Apparel Group
Hanes
PVH
OXFORD
DELTA APPAREL
RALPH LAUREN

3 Years


150%
100%
50%
0%
(50%)
(100%)
7.4%
43.3%
40.9%
(0.3%)
(18.9%)
(31.1%)
(44.5%)
Median(a): (9.6%)
Commodore
PVH
DELTA APPAREL
OXFORD
RALPH LAUREN
GIII
G-III Apparel Group
Hanes

1 Year


150%
100%
50%
0%
(50%)
(100%)
32.0%
62.7%
53.7%
38.7%
38.5%
(1.2%)
(8.9%)
Median(a): 38.6%
Commodore
GIII
G-III Apparel Group
PVH
OXFORD
RALPH LAUREN
DELTA APPAREL
Hanes

Source: Capital IQ as of April 6, 2018.
(a) Median excludes Commodore.

8

HISTORICAL TRADING PERFORMANCE – LAST 3-YEARS

PJ SOLOMON

EV / LTM EBITDA and EV / FY+1 EBITDA



EV / LTM EBITDA
EV / FY+1 EBITDA
16.0 x
12.0 x
8.0 x
4.0 x
Apr-15
Oct-15
Apr-16
Oct-16
Apr-17
Oct-17
Apr-18
8.2x
8.2x

EV / LTM EBITDA

	Last 3-Years		LTM	
High	16.2 x	12/9/16	12.5 x	7/20/17
Median	9.7 x		9.7 x	
Low	7.4 x	4/12/16	7.4 x	3/23/18

EV / FY+1 EBITDA

	Last 3-Years		LTM	
High	9.6 x	5/19/15	8.2 x	4/4/18
Median	7.0 x		6.5 x	
Low	5.5 x	8/24/17	5.5 x	8/24/17

FY+1 P / E



20.0 x
15.0 x
10.0 x
5.0 x
Apr-15
Oct-15
Apr-16
Oct-16
Apr-17
Oct-17
Apr-18
14.5x

P / FY + 1 EPS

	Last 3-Years		LTM	
High	16.0 x	5/19/15	14.5 x	3/16/18
Median	10.7 x		10.4 x	
Low	7.7 x	8/22/17	7.7 x	8/22/17

Source: Capital IQ as of April 6, 2018.

9

C O M M O D O R EH I S T O R I C A L R E L AT I V E E V / LT M E B I T D A A N D P / E P E R F O R M A N C E 25.0 x 20.0 x 15.0 x 12.7 x 12.4 x 12.2 x Median(a) 9.8 x Current: 10.0 x 8.9 x 9.0 x 8.6 x 6x 5.0 x --CommPERoY dore DLA GIII HBI OXM PVH RL $14,706 12.9% $10,238 16.3% $1,313 12.9% Enterprise Value: $485 6.8% $2,270 7.2% $8,499 15.7% $235 6.7% EBITDA Margin: 30.0 x Median(a) 19.1 x 20.0 x 17.9 x 17.2 x 17.2 x 17.0 x 16.6 x Current: 15.7 x 16.1 x 14.4 x .9x 10.0 x --CommPERoY dore DLA GIII HBI OXM PVH RL 5 Yr. EPS Growth: 7.5% 11.0% 11.1% 11.7% 19.6% 12.0% 15.0% Source: Capital IQ as of April 6, 2018. (a) Median excludes Commodore. 10 3 Year Avg.1 Year Avg.Current 20.8 x 18.8 x 17.4 x 14.5 x 13.9 x 13.5 x 13.6 x 16 13.0 x 11.3 x 10.8 x 9.9 x 10.8 x 1-Year Forward P / E Multiples 3 Year Avg.1 Year Avg.Current 13.1 x 11.1 x 10.9 x 9.7 x 10.5 x 10.2 x 9.5 x 11.2 x 11.3 x 9.5 x 9.3 x 8.2 x 9. 7.2 x 6.7 x EV / CY2017 EBITDA Multiples

C O M PA R I S O NO FM A N A G E M E N T P R O J E C T I O N S T OWA L L S T R E E T R E S E A R C H Wall Street Research (a) March 2018 Management Projections (b) $341.0 $341.0 $892.3 FY2019 FY2020 FY2019 FY2020 Growth Rate (1.7%) 3.2% 38.2% (0.2%) 38.5% 2.2% Gross Margin 38.3% 38.2% $66.1 $2.26 $2.13 $2.00 $1.87 FY2019 FY2020 FY2019 FY2020 7.4% 6.9% 7.1% 7.3% % Margin Growth Rate (12.1%) (6.0%) 13.9% 13.0% (a) Median of Wall Street analysts' estimates as reported by ThomsonOne on April 6, 2018. (b) Source: ‘FY2019 Adjusted Income Statement’ and ‘FY2020 and FY2021 (projection)’ received from management on March 15, 2018. 11 $64.9 $62.4 $59.3 Diluted Earnings Per Share EBITDA $886.9 $873.3 $859.8 $333.8 $329.0 Gross Profit Net Sales

VALUATION 12

COMMODORE HISTORICAL & PROJECTED FINANCIALS

(*Amounts in Millions, Except Per Share Data*)

	Historical				March 2018 Management Proj.			CAGR	CAGR
Income Statement Data (a)	2015A	2016A	2017A	2018A	2019E	2020P	2021P	FY15-FY18	FY18-FY21
Net Sales	$890.0	$899.5	$861.1	$874.9	$873.3	$892.3	$935.4	(0.6%)	2.3%
Gross Profit	303.0	322.2	320.2	330.2	333.8	341.0	352.0	2.9%	2.2%
EBITDA	39.8	55.3	57.2	59.2	62.4	66.1	70.1	14.2%	5.8%
Net Income	8.5	27.7	31.1	32.7	30.8	34.7	36.3	56.5%	3.5%
Diluted EPS	$0.56	$1.81	$2.04	$2.13	$2.00	$2.26	$2.36	55.6%	3.5%
Margins									
Gross Margin	34.0%	35.8%	37.2%	37.7%	38.2%	38.2%	37.6%		
EBITDA	4.5	6.1	6.6	6.8	7.1	7.4	7.5		
EBIT	3.1	4.6	5.0	5.1	5.5	5.8	5.8		
Growth Rates									
Net Sales	(2.4%)	1.1%	(4.3%)	1.6%	(0.2%)	2.2%	4.8%		
EBITDA	14.4	39.0	3.5	3.6	5.3	5.9	6.0		
Diluted EPS	46.8	220.8	12.8	4.1	(6.0)	13.0	4.4		
Balance Sheet and Cash Flow Data									
Cash	$43.5	$31.9	$30.7	$35.2	$30.0	$30.0	$59.9		
Total Debt (d)	172.1	132.6	105.8	93.7	71.4	33.8	29.9		
Depreciation and Amortization	12.9	14.3	14.9	14.6	14.5	14.5	15.5		
Stock-Based Compensation	6.0	5.2	6.5	6.2	6.2	6.2	6.2		
Capital Expenditures	(16.7)	(16.2)	(13.3)	(7.9)	(10.0)	(10.0)	(10.0)		
Change in Net Working Capital	28.2	(9.6)	(6.4)	(19.5)	(19.5)	(7.7)	(14.2)		
Free Cash Flow (b)	38.4	14.0	29.0	22.2	17.1	37.6	33.8		
Leverage and Interest Coverage Ratios									
Adjusted Debt / EBITDAR (c)	4.6 x	3.4 x	2.9 x	2.7 x	2.4 x	1.9 x	1.9 x		
Total Debt / EBITDA	3.8	2.2	1.7	1.4	1.0	0.5	0.4		
Net Debt / EBITDA	2.8	1.7	1.2	0.9	0.6	0.1	NM		
EBITDA / Interest, Net	3.2	6.5	8.6	9.1	10.1	13.5	12.3		
(EBITDA - Capex) / Interest, Net (d)	2.0	4.8	6.8	8.0	8.7	11.7	10.7		

vs. 3.5% for past two years

Source: 'FY2019 Adjusted Income Statement' and 'FY2020 and FY2021 (projection)' received from management on March 15, 2018.
Note: Balance Sheet and Cash Flow projections affirmed by management on April 3, 2018.
(a) Adjusted to exclude one-time and extraordinary items.
(b) Defined as Cash Flow from Operations less Capital Expenditures.
(c) Assumes 6.0x rent methodology.
(d) Interest expense in projected period assumes interest savings related to repurchase of 7.875% Bonds due April 2019 offset by rising interest rates and increased seasonal revolver draw in 2020 and 2021, per management on February 28, 2018 and reaffirmed on April 3, 2018.

13

COMMODORE PROJECTIONS COMPARISON

PJ SOLOMON

- Revenue decline in projection period primarily due to revenue risk associated with recent department store bankruptcies
- FY2019E Budget did not change from the FY2019 Budget to March 2018 Management Projections

(Amounts in Millions, Except Per Share Data)

Commodore Projection Comparison	2020E				2021E			
	FY2019 Budget [a]	Mar. '18 Proj. [b]	$ Difference	% Difference	FY2019 Budget [a]	Mar. '18 Proj. [b]	$ Difference	% Difference
Wholesale Revenue	$724.9	$680.8	($44.1)	(6.1%)	$795.9	$712.0	($83.9)	(10.5%)
DTC Revenue	88.5	85.7	(2.7)	(3.1%)	92.1	88.1	(4.0)	(4.3%)
Licensing Revenue	39.2	37.5	(1.7)	(4.3%)	42.1	38.5	(3.6)	(8.6%)
International Revenue	103.2	88.3	(14.9)	(14.5%)	127.5	96.8	(30.7)	(24.1%)
Total Revenue	$955.7	$892.3	($63.4)	(6.6%)	$1,057.5	$935.4	($122.2)	(11.6%)
Gross Profit	363.3	341.0	(22.4)	(6.2%)	396.3	352.0	(44.3)	(11.2%)
Gross Margin	*38.0%*	*38.2%*			*37.5%*	*37.6%*		
Direct SG&A	184.9	173.9	(11.0)	(5.9%)	197.9	178.9	(19.0)	(9.6%)
Distribution	36.4	34.1	(2.3)	(6.4%)	40.5	34.8	(5.6)	(13.9%)
Operating Income before Allocations	$142.0	$132.9	($9.1)	(6.4%)	$157.9	$138.3	($19.7)	(12.5%)
Shared Services	69.9	66.9	(3.0)	(4.3%)	73.3	68.2	(5.2)	(7.0%)
EBITDA	$72.1	$66.1	($6.1)	(8.4%)	$84.6	$70.1	($14.5)	(17.2%)
% of Revenue	*7.5%*	*7.4%*			*8.0%*	*7.5%*		
Depreciation & Amortization	15.5	14.5	(1.0)	(6.8%)	16.5	15.5	(1.0)	(6.3%)
Interest Expenses	5.8	5.3	(0.5)	(8.0%)	7.2	6.2	(1.0)	(13.5%)
Pretax Income	$50.8	$46.3	($4.6)	(9.0%)	$60.9	$48.4	($12.5)	(20.5%)
Income Taxes	13.2	11.6	(1.6)	(12.5%)	17.7	12.1	(5.6)	(31.5%)
Net Income	$37.6	$34.7	($2.9)	(7.7%)	$43.2	$36.3	($6.9)	(16.1%)
EPS	$2.44	$2.26	($0.18)	(7.4%)	$2.81	$2.36	($0.45)	(16.0%)

(a) Source: 'FY2019 (Budget v3)' and 'FY2020 and FY2021 (projection)' received from management on February 28, 2018.
(b) Source: 'FY2019 Adjusted Income Statement' and 'FY2020 and FY2021 (projection)' received from management on March 15, 2018.

14

S U M M A RY VA L U AT I O N O V E R V I E W 52-Week Trading Range Wall Street 12-Month Price Targets (a) Selected Public Companies (b) Selected Precedent Transactions (c) Discounted Cash Flow (d) LBO (e) PV of Future Stock Price (f) $10.00 $20.00 $30.00 $40.00 Note: 52-Week Trading Range is for informational purposes only. (a) (b) (c) (d) (e) (f) Wall Street research analysts published target prices ranging from $27.50 - $29.00. See page 25 for additional detail. Assumes CY2018E (Commodore FY2019E) P/E multiple of 11.0x – 18.0x. Please see pages 17 and 18 for additional detail. Assumes CY2017A (Commodore FY2018A) EBITDA multiple of 6.0x – 8.5x. Please see pages 19 and 20 for additional detail. Assumes exit multiple of 8.2x – 9.6x and a WACC of 10.0% - 14.0%. Please see page 21 and 26 for additional detail. Assumes exit multiple of 8.3x and IRR of 20.0% - 25.0%. Please see page 22 for additional detail. Assumes FY+1 EPS multiple of 13.5x – 16.9x and cost of equity of 12.6%. Please see page 23 and 26 for additional detail. 15 $16.54 $27.24 0 $36.00 Feldenkreis Proposal: $27.50 Undisturbed: $22.62 Current: $27.09 Randa Proposal: $27.75 $27.5 $29.00 $22.00 $18.84 $28.24 $22.42 $30.34 $27.50 $26.00 $27.09 $32.09

ILLUSTRATIVE COMMODORE ANALYSIS AT VARIOUS PRICES

PJ SOLOMON

(Amounts in Millions, Except Per Share Data)

			Undisturbed 2/5/2018	Close on 4/6/18	Feldenkreis Proposal	Randa Proposal			
Stock Price			$22.62	$27.09	$27.50	$27.75	$28.00	$29.00	$30.00
Shares Outstanding (a)			15.7	15.7	15.7	15.7	15.7	15.7	15.7
Restricted Stock Units			0.0	0.0	0.0	0.0	0.0	0.0	0.0
Option Equivalent Shares (a)			0.0	0.1	0.1	0.1	0.1	0.1	0.1
Diluted Shares Outstanding			15.7	15.8	15.8	15.8	15.8	15.8	15.8
Total Equity Value			$356.0	$426.9	$433.4	$437.4	$441.3	$457.3	$473.4
Plus: Net Debt (b)			64.1	58.5	58.5	58.5	58.5	58.5	58.5
Total Enterprise Value			$420.1	$485.3	$491.9	$495.8	$499.8	$515.8	$531.9
Premium / (Discount) to:									
Undisturbed		$22.62	– %	19.8 %	21.6 %	22.7 %	23.8 %	28.2 %	32.6 %
90-Day VWAP (c)		24.13	(6.3)	12.3	14.0	15.0	16.0	20.2	24.3
60-Day VWAP (c)		24.75	(8.6)	9.5	11.1	12.1	13.1	17.2	21.2
30-Day VWAP (c)		25.14	(10.0)	7.8	9.4	10.4	11.4	15.4	19.3
52-Week High		27.24	(17.0)	(0.6)	1.0	1.9	2.8	6.5	10.1
5-Year High		28.80	(21.5)	(5.9)	(4.5)	(3.6)	(2.8)	0.7	4.2
Enterprise Value as a Multiple of:									
Net Sales - Street	2018A	$874.9	48.0 %	55.5 %	56.2 %	56.7 %	57.1 %	59.0 %	60.8 %
	2019E	859.8	48.9	56.4	57.2	57.7	58.1	60.0	61.9
	2020E	886.9	47.4	54.7	55.5	55.9	56.4	58.2	60.0
EBITDA - Street	2018A	$59.2	7.1 x	8.2 x	8.3 x	8.4 x	8.4 x	8.7 x	9.0 x
	2019E	59.3	7.1	8.2	8.3	8.4	8.4	8.7	9.0
	2020E	64.9	6.5	7.5	7.6	7.6	7.7	7.9	8.2
Net Sales - Mgmt	2019E	$873.3	48.1 %	55.6 %	56.3 %	56.8 %	57.2 %	59.1 %	60.9 %
	2020E	892.3	47.1	54.4	55.1	55.6	56.0	57.8	59.6
EBITDA - Mgmt	2019E	$62.4	6.7 x	7.8 x	7.9 x	7.9 x	8.0 x	8.3 x	8.5 x
	2020E	66.1	6.4	7.3	7.4	7.5	7.6	7.8	8.1
Price as a Multiple of:									
Diluted EPS - Street	2019E	$1.87	12.1 x	14.5 x	14.7 x	14.8 x	15.0 x	15.5 x	16.0 x
	2020E	2.13	10.6	12.7	12.9	13.0	13.1	13.6	14.1
Diluted EPS - Mgmt	2019E	$2.00	11.3 x	13.5 x	13.8 x	13.9 x	14.0 x	14.5 x	15.0 x
	2020E	2.26	10.0	12.0	12.2	12.3	12.4	12.8	13.3

Source: 'FY2019 Adjusted Income Statement' and 'FY2020 and FY2021 (projection)' received from management on March 15, 2018.
Source: Median of Wall Street analysts' estimates as reported by ThomsonOne on April 6, 2018.
Note: Undisturbed share count of 15.7mm as of November 24, 2017. Net debt based on cash of $26.5mm and total debt of $90.6mm as of October 28, 2017.
(a) Includes 15.7mm total shares outstanding and 0.03 - 0.05mm option equivalent shares utilizing treasury stock method as of February 3, 2018.
(b) Based on cash of $35.2mm and total debt of $93.7mm as of February 3, 2018.
(c) VWAP prior to February 5, 2018.

16

SELECTED PUBLIC COMPARABLE COMPANIES

PJ SOLOMON

(Amounts in millions, except per share data)

Market Data														
	Closing				Enterprise Value as a Multiple of:									
Selected	Price on	% of 52	Equity	Enterprise	Net Sales		Adj. EBITDA		Price / EPS		LTG	P / E / G		Dividend
Companies	4/6/18	wk high	Value	Value	CY2017A	CY2018E	CY2017A	CY2018E	CY2018E	CY2019E	Rate	CY2018	CY2019	Yield
Commodore	**$27.09**	**99.4 %**	**$427**	**$485**	**0.6 x**	**0.6 x**	**8.2 x**	**8.2 x**	**14.5 x**	**12.7 x**	**11.7 %**	**1.2 x**	**1.1 x**	**-- %**
PVH Corp.	156.73	98.3	12,117	14,706	1.6	1.5	12.7	11.4	17.2	15.1	11.1	1.6	1.4	0.1
Hanesbrands	18.88	73.5	6,822	10,238	1.6	1.5	9.7	9.4	10.8	9.9	7.5	1.4	1.3	3.2
Ralph Lauren Corporation	111.77	94.0	9,086	8,499	1.4	1.4	8.6	9.0	17.9	16.3	12.0	1.5	1.4	1.8
G-III Apparel Group	39.12	96.6	1,924	2,270	0.8	0.8	11.3	9.9	19.1	16.0	19.6	1.0	0.8	--
Oxford Industries	75.45	89.6	1,273	1,313	1.2	1.2	9.3	9.0	16.6	15.0	11.0	1.5	1.4	1.8
Delta Apparel	18.03	77.6	130	235	0.6	0.6	9.5	8.0	13.0	9.0	15.0	0.9	0.6	--
Median (Excl. Commodore)					**1.3 x**	**1.3 x**	**9.6 x**	**9.2 x**	**16.9 x**	**15.0 x**	**11.5 x**	**1.5 %**	**1.3 x**	**0.9 x**

		Operating Data						Margins				Leverage and Coverage Ratios		
Selected	Store	Net Sales		Adj. EBITDA		EBIT		Adj. EBITDA / Sales		EBIT / Sales		Total Debt/	Net Debt/	Adj. EBITDA/
Companies	Count	LTM	CAGR	LTM	CAGR	LTM	CAGR	LTM	Average	LTM	Average	Adj. EBITDA	Adj. EBITDA	Net Interest
Commodore	57	**$875**	**(0.6) %**	**$59**	**14.2 %**	**$45**	**17.7 %**	6.8 %	**6.5 %**	5.1 %	**4.9 %**	**2.7 x**	**1.4 x**	**0.9 x**
PVH Corp.	5,545	8,915	5.4	1,151	2.6	864	1.3	12.9	13.2	9.7	10.0	2.7	2.2	9.4
Hanesbrands	720	6,471	6.3	1,056	4.8	933	4.3	16.3	16.4	14.4	14.6	3.6	3.2	6.1
Ralph Lauren Corporation	1,109	6,219	(6.6)	975	(0.1)	680	(19.9)	15.7	15.7	10.9	11.5	0.6	(0.6)	123.4
G-III Apparel Group	367	2,807	9.4	201	(2.1)	163	(5.9)	7.2	7.5	5.8	6.2	1.9	1.7	4.6
Oxford Industries	223	1,086	5.9	140	2.0	98	(0.3)	12.9	13.1	1.5	9.2	0.3	0.3	45.0
Delta Apparel	1,431	390	(7.4)	26	17.2	16	36.4	6.7	5.7	4.1	3.3	4.1	4.0	5.2
Median (Excl. Commodore)			**5.6 %**		**2.3 %**		**0.5 %**	**12.9 %**	**13.2 %**	**7.8 %**	**9.6 %**	**2.3 x**	**2.0 x**	**7.7 x**

Source of historical financials: Public filings. Source of projected EPS, EBITDA and growth rate estimates: Thomson Eikon median estimate of Wall Street analysts as of April 6, 2018. Source of dividend yield: Capital IQ.
Note: CAGRs (Compound Annual Growth Rates) and Averages are for the last three completed fiscal years for each company. All operating data has been adjusted to exclude one-time and extraordinary items.

17

S U M M A RY VA L U AT I O N P U B L I CC O M PA R A B L E B A S E DO NS E L E C T E D C O M PA N I E S (Amounts in Millions, Except Per Share Data) Net Sales Valua tion Multiples Implied Enterprise Value Implied Equity Value (a) Implied Per Sha re Value (b) FY 2018A FY 2019E $875 873 0.6 x 0.6 x - - 0.8 x 0.8 x $525 $524 - - $700 $699 $466 $465 - - $641 $640 $29.60 $29.54 - - $40.71 $40.63 Adjusted EBITDA FY 2018A FY 2019E $59 62 8.0 x 8.0 x - - 11.0 x 10.0 x $474 $499 - - $651 $624 $415 $441 - - $593 $565 $26.36 $27.96 - - $37.63 $35.88 EPS FY 2019E FY 2020E $2.00 2.26 11.0 x 9.0 x - - 18.0 x 16.0 x $22.00 $20.34 - - $36.00 $36.16 Source: ‘FY2019 Adjusted Income Statement’ and ‘FY2020 and FY2021 (projection)’ received from management on March 15, 2018. Note: FY2019 and FY2020 multiple ranges correspond to CY2018 and CY2019 comparable companies, respectively. (a) Based on total cash of $35.2mm and debt of $93.7mm as of February 3, 2018. (b) Total shares outstanding of 15.7mm as of February 3, 2018. Includes 0.05mm option equivalent shares utilizing treasury stock method and 0.01mm restricted stock units. 18

S E L E C T E D P R E C E D E N T T R A N S A C T I O N S Date Announced Enterprise Value EV / LTM Sales EV / LTM Adj. EBITDA Acquiror Target Jan-18 Aug-17 May-17 Apr-17 Dec-16 Aug-16 Jul-16 Jun-16 Apr-16 Apr-16 Feb-15 Jun-14 Jun-14 Dec-13 Jul-13 May-13 Oct-12 Boardriders Billabong $315 820 2,408 ND ND 400 650 120 795 €200 200 550 110 2,042 0.4 x 8.0 x VF Corp Coach Grand Wealth 1worldstar Williamson-Dickie Mfg. Kate Spade Haggar Kellwood Company 5.11 Donna Karan 0.9 1.7 11.0 10.3 ND ND 1.4 ND ND 10.5 Compass Diversified Holdings G-III Delta Galil HanesBrands HanesBrands Hanesbrands Hanesbrands Gildan Activewear Sycamore Partners HanesBrands TowerBrook Capital Partners PVH 2.2 0.4 ND 6.2 VF Corp (Contemporary Brands) Pacific Brands Champion Europe Knights Apparel DBApparel Doris Jones Group Maidenform Brands Inc. True Religion Warnaco 1.2 1.1 12.6 10.0 1.1 0.6 1.3 8.0 7.5 8.5 0.5 7.9 575 645 2,857 1.0 1.3 1.2 13.1 7.4 9.4 19 Source: Company fillings and other publicly available information. Mean1.1 x9.3 x Median1.18.9

S U M M A RY VA L U AT I O NB A S E DO N S E L E C T E D P R E C E D E N T T R A N S A C T I O N S (Amounts in Millions, Except Per Share Data) Net Sales Valuation Multiples Implied Enterprise Value Implied Equity Value (a) Implied Per Share Value (b) FY 2018A FY 2019E $875 873 0.4 x 0.4 x - - 0.6 x 0.6 x $350 $349 - - $525 $524 $291 $291 - - $466 $465 $18.50 $18.46 - - $29.61 $29.55 Adjusted EBITDA FY 2018A FY 2019E $59 62 6.0 x 6.0 x - - 8.5 x 8.5 x $355 $374 - - $503 $530 $297 $316 - - $445 $472 $18.84 $20.05 - - $28.24 $29.95 Source: ‘FY2019 Adjusted Income Statement’ and ‘FY2020 and FY2021 (projection)’ received from management on March 15, 2018. (a) Based on total cash of $35.2mm and debt of $93.7mm as of February 3, 2018. (b) Total shares outstanding of 15.7mm as of February 3, 2018. Includes 0.05mm option equivalent shares utilizing treasury stock method and 0.01mm restricted stock units. 20

DISCOUNTED CASH FLOW ANALYSIS

PJ SOLOMON

(Amounts in Millions, Except Per Share Data)

	Fiscal Year		
	2019P	2020P	2021P
Net Sales	$873.3	$892.3	$935.4
% Growth	*(0.2%)*	*2.2%*	*4.8%*
EBITDA	62.4	66.1	70.1
% of Net Sales	*7.1%*	*7.4%*	*7.5%*
EBIT	47.9	51.6	54.6
% of Net Sales	*5.5%*	*5.8%*	*5.8%*
Taxes (a)	(10.3)	(11.6)	(12.1)
Tax-Effected EBIT	37.6	40.0	42.5
Depreciation & Amortization	14.5	14.5	15.5
Capital Expenditures	(10.0)	(10.0)	(10.0)
Change in Net Working Capital	(19.5)	(7.7)	(14.2)
Free Cash Flow	$22.6	$36.8	$33.8
Growth in Free Cash Flow	*NA*	*62.5%*	*(8.2%)*

Terminal Value / EBITDA Multiple	**8.2 x**			**8.9 x**			**9.6 x**		
Discount Rate	10.0%	12.0%	14.0%	10.0%	12.0%	14.0%	10.0%	12.0%	14.0%
Present Value of Free Cash Flow	$70.5	$66.9	$63.6	$70.5	$66.9	$63.6	$70.5	$66.9	$63.6
Present Value of Terminal Value	398.7	372.1	347.7	432.7	403.9	377.4	466.8	435.6	407.1
Total Enterprise Value	$469.2	$439.0	$411.3	$503.3	$470.8	$441.0	$537.3	$502.6	$470.7
Less: Net Debt (b)	(58.5)	(58.5)	(58.5)	(58.5)	(58.5)	(58.5)	(58.5)	(58.5)	(58.5)
Total Equity Value	$410.8	$380.6	$352.8	$444.8	$412.3	$382.5	$478.8	$444.1	$412.2
Total Equity Value Per Share	**$26.08**	**$24.18**	**$22.42**	**$28.22**	**$26.18**	**$24.30**	**$30.34**	**$28.17**	**$26.17**
Terminal Value as a % of Total Value	85.0%	84.8%	84.5%	86.0%	85.8%	85.6%	86.9%	86.7%	86.5%
Implied Perpetuity Growth Rate	3.9%	5.8%	7.7%	4.3%	6.2%	8.1%	4.7%	6.6%	8.5%

Source: 'FY2019 Adjusted Income Statement' and 'FY2020 and FY2021 (projection)' received from management on March 15, 2018.
Note: Balance Sheet and Cash Flow projections affirmed by management on April 3, 2018.
Note: Discounted to April 6, 2018.
(a) Reflects management projected tax rate of 25% from 2019 - 2021.
(b) Based on total cash of $35.2mm and debt of $93.7mm as of February 3, 2018.

21

LEVERAGED BUYOUT ANALYSIS

PJ SOLOMON

(Amounts in Millions, Except Per Share Data)

Uses of Funds	
Current Price as of 4/6/18	$27.09
Assumed Purchase Price	$27.50
Commodore Shares Outstanding (a)	15.7
Commodore Option Equivalent Shares (b)	0.1
Total Shares Outstanding	15.8
Purchase Price of Equity	$433.4
Commodore Debt Repaid/Refinanced	61.9
Original Issue Discount	–
Transaction Fees	15.0
Total Uses of Funds	$510.3

Sources of Funds	Amount	% of Total	Debt / Adj. EBITDA	Interest Rate	OID	Tenor
$200mm Revolver	$125.0	24.5%	1.9 x	L+250 bps		5.0
Term Loan	225.0	44.1%	3.4 x	L+850 bps	100.00	5.0
Mezzanine PIK Notes	–	–	–	12.00%	100.00	8.0
Total Debt	$350.0	68.6%	5.4 x			
Outside Preferred Equity	75.0	14.7%			Mgmt. Promote	
Rollover Equity (c)	80.9	15.9%			2.5%	
Total Equity	$155.9	30.6%				
Excess Cash	4.3	0.8%				
Total Sources of Funds	$510.3	100.0%				

Transaction Multiples	
Equity Value	$433.4
Plus: LTM Debt	93.7
Less: LTM Cash	(35.2)
Enterprise Value	$491.9

	2018A	2019E	Multiples 2018A	Multiples 2019E
EV / Net Sales	$875	$873	56.2%	56.3%
EV / EBITDA	59	62	8.3 x	7.9 x
EV / EBIT	45	48	10.9 x	10.3 x

Returns to Common Equity - Year 3 Exit

	Purchase Price per Share: $27.50	$28.00	$29.00	$30.00	$31.00
LTM Mult.	*8.3 x*	*8.4 x*	*8.7 x*	*9.0 x*	*9.2 x*
Exit Multiple 7.0 x	3.6%	1.9%	(1.2%)	(4.0%)	(6.5%)
Exit Multiple 7.5 x	10.1%	8.3%	5.0%	2.1%	(0.6%)
Exit Multiple 8.0 x	16.0%	14.1%	10.6%	7.5%	4.7%
Exit Multiple 8.3 x	19.3%	17.3%	13.7%	10.5%	7.7%
Exit Multiple 9.0 x	26.2%	24.1%	20.3%	16.9%	13.9%

Leverage Profile	2018PF	2019P	2020P	2021P
Fiscal Year				
EBITDA	$59.2	$62.4	$66.1	$70.1
Adj. EBITDA (Excl. Stock-Based Comp)	$65.4	$68.6	$72.3	$76.3
Total Debt	382.7	358.7	341.4	327.2
Cash (d)	30.9	10.0	10.0	10.0
Adj. EBITDA / Interest, Net	2.3 x	2.1 x	2.2 x	2.4 x
(Adj. EBITDA - Capex) / Interest, Net	2.0 x	1.8 x	1.9 x	2.1 x
Adjusted Debt / Adj. EBITDAR (e)	5.9 x	5.4 x	5.1 x	4.7 x
Total Debt / Adj. EBITDA	5.9 x	5.2 x	4.7 x	4.3 x
Net Debt / Adj. EBITDA	5.4 x	5.1 x	4.6 x	4.2 x
Sr. Secured Debt Outstanding	$350.0	$326.8	$309.6	$295.4
% of Original Sr. Secured Debt	*100%*	*93%*	*88%*	*84%*
Sr. Secured Debt / Adj. EBITDA	*5.4 x*	*4.8 x*	*4.3 x*	*3.9 x*
Total Debt / Total Capitalization	72.2%	68.7%	65.3%	61.7%

Source: 'FY2019 Adjusted Income Statement' and 'FY2020 and FY2021 (projection)' received from management on March 15, 2018.
(a) Includes 0.01mm restricted stock units.
(b) Assumes treasury stock method.
(c) Assumes George Feldenkreis and Oscar Feldenkreis rollover equity representing 1.77mm and 1.18mm shares respectively (Source: 13-D filed on April 9, 2018 and 13-G filed on February 14, 2018).
(d) Assumes $31mm minimum cash at close and $10mm minimum cash in FY2019 – FY2021.
(e) Assumes 6.0x rent methodology.

22

P R E S E N T VA L U EO FF U T U R E S T O C K P R I C E 2019E 2020P 2021P Diluted Earnings per Share % Growth (6.0%) 13.0% 4.4% Forward Year P/E Multiples Be ginning of Fisca l Ye a r 4/6/18 2020P 2021P 13.5 14.5 15.3 16.1 16.9 (a) 28.97 30.58 32.19 33.80 32.74 34.56 36.38 38.19 34.19 36.09 37.99 39.88 (b) (c) 13.5 14.5 15.3 16.1 16.9 $27.09 28.97 30.58 32.19 33.80 $27.73 29.66 31.31 32.95 34.60 $25.72 27.51 29.03 30.56 32.09 (a) (b) (c) Source: ‘FY2019 Adjusted Income Statement’ and ‘FY2020 and FY2021 (projection)’ received from management on March 15, 2018. Note: Assumes cost of equity discount rate of 12.6%. (a) (b) (c) Reflects current forward year P/E multiple based on Management EPS estimate of $2.00 and current stock price of $27.09. Reflects current forward year P/E multiple based on consensus Wall Street EPS estimate of $1.87 and current stock price of $27.09. Reflects median forward year P/E multiple of selected public comparable companies. 23 Present Value at April 6, 2018 $27.09 $30.61 $31.97 Stock Price at $2.00 $2.26 $2.36 Fiscal Year

APPENDIX 24

S U M M A RY A N A LY S T E X P E C TAT I O N S IFS 29.00 859.3 879.0 55.4 57.5 1.79 $2.07 Buy March 19, 2018 Sidoti & Company 29.00 863.1 895.3 59.9 66.7 1.88 $2.20 Buy March 16, 2018 High $29.00 $863.1 $895.3 $59.9 $66.7 $1.88 $2.20 Low 27.50 859.3 879.0 55.4 57.5 1.79 2.07 Management Guidance Source: Wall Street Estimates as of April 6, 2018 and Management guidance per March 2018 Corporate Presentation. (a) Implied EBITDA range based on management guidance of 6.5% - 6.8% EBITDA Margin. 25 $55.6 - $58.8(a) $855 - $865 $1.80 - $1.90 Median 29.00 859.8 886.9 59.3 64.9 1.87 2.13 Keybanc Capital Markets NA 859.4 886.9 59.5 65.0 1.87 $2.14 Hold March 18, 2018 Revenue Estimates for FY EBITDA Estimates for FY EPS Estimates for FY Company Price Target 2019E 2020E 2019E 2020E 2019E 2020E Rec. Date D. A. Davidson $27.50 $860.2 $886.9 $59.1 $64.7 $1.86 $2.11 Hold March 19, 2018

WEIGHTED AVERAGE COST OF CAPITAL

PJ SOLOMON

Comparable Companies					
Name	Net Debt	Market Capitalization	Current Levered Beta (a)	Net Debt/ Market Equity (b)	Unlevered Beta (c)
Commodore	$58	$485	0.863	12.0%	0.791
Ralph Lauren Corporation	(587)	9,086	0.975	–	0.975
Delta Apparel, Inc.	105	130	0.987	81.0%	0.614
Hanesbrands Inc.	3,416	6,822	1.124	50.1%	0.817
Oxford Industries, Inc.	39	1,273	1.231	3.1%	1.203
PVH Corp.	2,587	12,117	1.056	21.3%	0.910
G-III Apparel Group, Ltd.	345	1,924	1.512	17.9%	1.333
Mean (Excluding Commodore)			**1.148**	**28.9%**	**0.975**
Median (Excluding Commodore)			**1.090**	**19.6%**	**0.943**

Assumptions	
Risk Free Rate of Return (d)	2.76%
Historical Market Risk Premium (e)	6.94%
Size Premium (e) (f)	2.68%
Marginal Tax Rate (g)	25.00%

GDP / Inflation	
Long-Term GDP Growth	2.00%
Long-Term Inflation Growth	2.00%

Observed Weighted Average Cost of Capital

	Net Debt (h)	Equity Value	Net Debt/ Capital
Commodore Net Debt / Capital	$58.5	$426.9	12.4%

	Unlevered Beta	Levered Beta	Cost of Equity	
Median of Comps Cost of Equity	0.943	1.030	12.6%	Cost of Equity = Risk Free Rate + (Relevered Beta * Market Risk Premium) + Size Premium. Cost of Equity = 2.76% + (1.03 * 6.94%) + 2.68%

	Before Tax	Tax Rate	After Tax	
Commodore Cost of Debt	6.90%	25.00%	5.17%	Cost of Debt = LTM Interest Expense / Average Debt Cost of Debt = $7.1 / $103.6

Weighted Average Cost of Capital	**11.7%**	WACC = (Net Debt/Capital) * After-Tax Cost of Debt + (Equity/Capital) * Cost of Equity WACC = (12.4%) * 5.2% + (87.6%) * 12.6%

(a) Source: Bloomberg 5-year adjusted weekly beta as reported on April 6, 2017.
(b) Assumes book value of debt approximates market value.
(c) Unlevered Beta = Levered Beta / {1+(Net Debt/Market Equity)*(1-Tax Rate)}.
(d) 10-year Treasury Note yield as of April 6, 2017.
(e) Source: Duff & Phelps 2017 Valuation Handbook.
(f) Size premium of 2.68% for companies with market capitalizations between 263.7mm and 567.8mm.
(g) Marginal tax rate based on Commodore estimation of future taxes.
(h) Net debt as of February 3, 2018.

26

D I S C L A I M E R This presentation has been prepared by PJ SOLOMON (“SOLOMON”) from materials and information supplied (whether orally or in writing) by Perry Ellis International, Inc. (“Commodore” or the “Company”) and other sources. This presentation is for discussion purposes only and is incomplete without reference to, and should be viewed in conjunction with, the oral briefing as well as the qualifications, limitations and assumptions in the letter provided by SOLOMON. This presentation includes certain statements, estimates and projections provided by the Company with respect to the historic al and anticipated future performance of the Company. Such statements, estimates and projections contain or are based on significant assumptions and subjective judgment s made by the Company’s management. These assumptions and judgments may or may not be correct, and there can be no assurance that any projected results are attainable or will be realized. SOLOMON has not attempted to verify any such statements, estimates and projections, and as such SOLOMON makes no representation or warranty as to, and assumes no responsibility for, their accuracy or completeness and for the effect which any such inaccuracy or incompleteness may have on the results or judgments contained in this presentation. Except where otherwise indicated, this analysis speaks as of the date hereof. Under no circumstances should the delivery of this document imply that the analysis would be the same if made as of any other date. This presentation and the information contained herein do not constitute an offer to sell or the solicitation of an offer to buy a ny security, commodity or instrument or related derivative, nor do they constitute an offer or commitment to lend, syndicate or arrange a financing, underwrite or pu rchase or act as an agent or advisor or in any other capacity with respect to any transaction, or commit capital, or to participate in any trading strategies, and do no t constitute legal, regulatory, accounting or tax advice to the recipient. We recommend that the recipient seek independent third party legal, regulatory, accounting and tax advice regarding the contents of this presentation. This presentation is not a research report and was not prepared by the research department of SOLOMON or any of its affiliates. THIS PRESENTATION HAS BEEN ISSUED FOR THE INFORMATION AND ASSISTANCE OF THE SPECIAL COMMITTEE OF THE BOARD OF DIRECTORS OF THE COMPANY. IT IS NOT INTENDED TO BE USED OR RELIED UPON, AND SHOULD NOT AND CANNOT BE USED OR RELIED UPON, BY ANY OTHER PERSON. THIS PRESENTATION IS CONFIDENTIAL AND SHOULD NOT, WITHOUT PRIOR WRITTEN CONSENT OF SOLOMON, BE COPIED OR MADE AVAILABLE TO ANY PERSON OTHER THAN THE SPECIAL COMMITTEE OF THE BOARD OF DIRECTORS OF THE COMPANY. SOLOMON SHALL NOT HAVE LIABILITY, WHETHER DIRECT OR INDIRECT, IN CONTRACT OR TORT OR OTHERWISE, TO ANY PERSON IN CONNECTION WITH THIS PRESENTATION. 27